Exhibit 99.1

The Blackstone Group Reports Full Year and

Fourth Quarter 2007 Earnings

Record Pro Forma Adjusted Revenues and Pro Forma Adjusted Economic Net Income for the full year 2007.

Challenging business conditions and write-down of FGIC lead to lower fourth quarter results.

Record Assets Under Management of $102.43 billion, a 47% increase from $69.51 billion a year ago.

Blackstone declares a quarterly distribution of $0.30 per common unit and reaffirms priority distributions to public common unitholders of $1.20 per year through 2009, to be paid quarterly.

Blackstone closes GSO acquisition on March 3, 2008.

Year Ended December 31, 2007 Business Highlights

•

Record Pro Forma Adjusted Reportable Segment Revenues and Pro Forma Adjusted Economic Net Income for the full year 2007 of $3.12 billion and $2.12 billion, respectively; $1.62 per adjusted unit after tax

•	GAAP revenues totaled $3.05 billion; GAAP expenses (including non-cash charges of $1.88 billion) totaled $2.76 billion; and GAAP net income totaled $1.62 billion

•	Corporate Private Equity Pro Forma Adjusted Segment Revenues totaled $821.3 million vs. $999.4 million in the prior year

•	Real Estate Pro Forma Adjusted Segment Revenues increased to $1.30 billion vs. $878.5 million in the prior year

•	Marketable Alternative Asset Management Pro Forma Adjusted Segment Revenues increased to $628.0 million from $318.8 million in the prior year

•	Financial Advisory Pro Forma Adjusted Segment Revenues increased to $367.7 million from $260.3 million in the prior year

Fourth Quarter 2007 Business Highlights

•	Fourth Quarter Pro Forma Adjusted Reportable Segment Revenues and Pro Forma Adjusted Economic Net Income totaled $366.9 million and $128.2 million, respectively; $0.08 per adjusted unit after tax

•	GAAP revenues totaled $345.0 million; GAAP expenses (including non-cash charges of $836.8 million) totaled $1.06 billion; GAAP net loss totaled $(170.0) million

•	Corporate Private Equity revenues totaled ($15.4) million vs. Pro Forma Adjusted Revenues of $533.8 million in the prior year

•	Real Estate revenues totaled $113.5 million vs. Pro Forma Adjusted Revenues of $460.9 million in the prior year

•	Marketable Alternative Asset Management revenues increased to $178.2 million vs. Pro Forma Adjusted Revenues of $130.8 million in the prior year

•	Financial Advisory revenues increased to $90.6 million vs. Pro Forma Adjusted Revenues of $85.0 million in the prior year

The Blackstone Group® L.P.
345 Park Avenue
New York, NY 10154
212 583-5000

NEW YORK, March 10, 2008: The Blackstone Group L.P. (NYSE: BX) today reported its 2007 results.

For the year ended December 31, 2007, Total Pro Forma Adjusted Reportable Segment Revenues were $3.12 billion as compared to $2.46 billion in 2006. Growth in three of the business segments - Real Estate, Marketable Alternative Asset Management and Financial Advisory - drove the year-over-year increase in revenues.

Pro Forma Adjusted Economic Net Income for the year ended December 31, 2007 totaled $2.12 billion as compared to $1.68 billion for the year ended December 31, 2006.

Economic Net Income for the quarter ended December 31, 2007 totaled $128.2 million as compared to Pro Forma Adjusted Economic Net Income of $894.9 million for the quarter ended December 31, 2006.

For the year ended December 31, 2007, GAAP revenues totaled $3.05 billion, GAAP expenses (including non-cash charges of $1.88 billion) totaled $2.76 billion and GAAP net income totaled $1.62 billion. For the year ended December 31, 2006, GAAP revenues totaled $2.62 billion, GAAP expenses totaled $553.1 million and GAAP net income totaled $2.27 billion. A significant amount of equity interests held by senior managing directors and other employees is subject to future vesting, minimum retained ownership interests and transfer restrictions. As a result of the future vesting, Blackstone has and will continue to show significant non-cash compensation charges associated with these equity interests over their respective service periods. These non-cash charges, that arose in 2007 in connection with the reorganization and the initial public offering, are likely to result in GAAP net losses for the next 5 years depending upon the applicable service periods or useful lives, but will never have any impact on cash earnings.

For the quarter ended December 31, 2007, GAAP revenues totaled $345.0 million, GAAP expenses (including non-cash charges of $836.8 million) totaled $1.06 billion and GAAP net loss totaled $(170.0) million. For the quarter ended December 31, 2006, GAAP revenues totaled $1.28 billion, GAAP expenses totaled $182.9 million and GAAP net income totaled $1.18 billion.

In connection with the initial public offering of the common units of The Blackstone Group L.P. (the publicly traded partnership), Blackstone effected a reorganization on June 18, 2007, which affects the comparison of the current year’s periods with those of the prior year’s. Blackstone’s business was historically conducted through a large number of entities as to which there was no single holding entity. Accordingly, operating results for 2007 and 2006 periods presented are for the respective consolidated and combined entities.

Blackstone’s businesses are materially affected by conditions in the financial markets and economic conditions in the United States, Western Europe, Asia and to some extent elsewhere in the world. The first half of 2007 was characterized by rising global stock markets and unusually strong debt markets. In the second half of 2007, concerns over the weakness in the U.S. housing market and sub-prime mortgage market created deteriorating conditions in fixed income markets. Debt underwriting declined and the backlog resulting from pending private equity-led transactions for the industry grew to record levels. Beginning in the second half of 2007, this backlog, coupled with other poor-performing fixed income securities and rising credit losses, has materially hindered lenders’ willingness to fund new, large-sized acquisitions. As a consequence of reduced borrowing ability, the volume of new private equity acquisitions has materially declined. Recently announced private equity-led acquisitions have mostly been smaller in size, with less leverage and less favorable terms for the debt provided. This environment has had an adverse impact on the pace of new investments, the level of transaction fees and the rate of appreciation of Blackstone’s portfolio investments.

Stephen A. Schwarzman, Chairman and Chief Executive Officer of Blackstone said: “While full year revenues, economic net income and assets under management reached record levels in 2007, the operating environment in the second half of the year presented significant challenges. Declining equity and fixed income markets negatively affected the valuations of the portfolio assets of the Corporate Private Equity, Real Estate and Marketable Alternative Asset Management segments as of December 31, 2007 and led to lower carried interest and incentive fee revenues but did not adversely affect our Financial Advisory segment. Lack of available financing in the U.S. and Europe for large leveraged transactions limited our transaction fees. Difficult market conditions in the U.S. and Europe continue in 2008 and there is little visibility on when these conditions might improve. However, despite the meltdown in the credit markets, we have made eight new private equity commitments since the credit crunch representing $2.7 billion of equity and we expect to continue to see new investment opportunities, particularly in Asia. We will remain disciplined in our approach and will opportunistically purchase well priced assets throughout the globe.

SEGMENT REVIEW

For the year ended December 31, 2007, Total Pro Forma Adjusted Reportable Segment Revenues increased to $3.12 billion from $2.46 billion for the year ended December 31, 2006. Record Pro Forma Adjusted revenues in the Real Estate, Marketable Alternative Asset Management and Financial Advisory segments were offset partially by a decline in revenues in the Corporate Private Equity segment. For the quarter ended December 31, 2007, Blackstone’s Total Reportable Segment Revenues declined to $366.9 million from Total Pro Forma Adjusted Reportable Segment Revenues of $1.21 billion in the quarter ended December 31, 2006, primarily due to decreased revenues in the Corporate Private Equity and Real Estate segments. The revenue declines in the Corporate Private Equity and Real Estate segments in the fourth quarter of 2007 were mostly due to lower net appreciation of the investment portfolio as compared to the prior year, as well as a significant decrease in the value of Blackstone’s portfolio investment in Financial Guaranty Insurance Company, a monoline financial guarantor.

Pro Forma Adjusted Economic Net Income After Taxes totaled $1.82 billion for the year ended December 31, 2007 as compared to $1.43 billion for the year ended December 31, 2006. For the quarter ended December 31, 2007, Economic Net Income After Taxes totaled $88.0 million as compared to Pro Forma Adjusted Economic Net Income After Taxes of $808.1 million for the prior year.

Net Cash Flow Used In Operating Activities was $850.3 million for the year ended December 31, 2007 as compared to $4.40 billion for the comparable prior period. Pro Forma Adjusted Cash Flow from Operations for the year ended December 31, 2007 was $1.52 billion as compared to $1.10 billion for the comparable prior period.

The tables below detail Blackstone’s Pro Forma Adjusted Economic Net Income for the years ended December 31, 2007 and 2006, as well as Blackstone’s Economic Net Income for the quarter ended December 31, 2007 as compared to Pro Forma Adjusted Economic Net Income for the quarter ended December 31, 2006. Management considers Economic Net Income Before Taxes, which includes unrealized gains and compensation related to those gains but excludes non-cash charges, an important measurement of value creation and benchmarks its performance against Economic Net Income.

	Three Months Ended December 31,		% Variance	Year Ended December 31,		% Variance
	2007	2006		2007	2006
		Pro Forma Adjusted		Pro Forma Adjusted
	(Dollars in Thousands, Except per Unit Amounts)
Economic Net Income, Total Reportable Segments	$128,166	$894,897	(86%)	$2,120,714	$1,676,146	27%
Provision for Income Taxes	40,117	86,758	(54%)	305,206	248,646	23%

Economic Net Income After Taxes (a)	$88,049	$808,139	(89%)	$1,815,508	$1,427,500	27%

Economic Net Income After Taxes per Adjusted Unit	$0.08	$0.72		$1.62	$1.27

Pro Forma Adjusted Cash Flow from Operations (a)				$1,516,604	$1,097,277	38%

(a)	Reconciliations of Pro Forma Adjusted Economic Net Income After Taxes to Economic Net Income, Reportable Segments and of Pro Forma Adjusted Cash Flow from Operations to Net Cash Used in Operating Activities are presented in the tables “Reconciliation of Pro Forma Adjusted Economic Net Income to Economic Net Income, Reportable Segments” and “Reconciliation of Net Cash Flow Used in Operating Activities to Pro Forma Adjusted Cash Flow from Operations”, respectively, included elsewhere in this release.

Corporate Private Equity

Full Year

Corporate Private Equity reported 2007 revenues of $821.3 million, down 18% from 2006 revenues of $999.4 million, largely driven by a decrease in Performance Fees and Allocations resulting from a lower increase in the net carrying value of underlying funds’ portfolio investments as compared with 2006. Specifically, in 2007, the net value of the underlying portfolio investments increased by 16% as compared to an increase in net value of 30% in 2006. The 2007 weighted-average base on which this increase was calculated was approximately 57% greater than the comparable base in 2006. Most significantly, Blackstone reduced the value of its portfolio investment in Financial Guaranty Insurance Company, a monoline financial guarantor, which accounted for $122.2 million, or 69%, of the decline in revenues for the year. Additionally, Management Fees declined $36.4 million over the same period principally due to lower Transaction and Other Fees, a component of Management Fees, primarily resulting from less capital invested in transactions that generated fees.

Weighted-Average Fee-Earning Assets Under Management for the year totaled $23.73 billion compared with $20.07 billion in 2006, due mainly to additional funds raised for the Blackstone Capital Partners V fund.

Limited Partner (“LP”) Capital deployed totaled $6.33 billion compared with $7.55 billion in 2006.

Fourth Quarter

Corporate Private Equity fourth quarter revenues of ($15.4) million were negative, as compared with revenues of $533.8 million for the fourth quarter of 2006. Management Fees decreased $26.3 million as an increase in Base Management Fees of $13.0 million was offset by a $39.3 million decrease in Transaction and Other Fees and an increase in Management Fee Offsets. The increase in Base Management Fees reflected growth in Weighted-Average Fee-Earning Assets Under Management to $24.90 billion compared with $20.03 billion a year ago. Additionally, both Performance Fees and Allocations and Investment Income and Other decreased from the prior year. The change was driven primarily by decreases in the value of Blackstone’s portfolio investment in Financial Guaranty Insurance Company, which was adversely affected by turmoil in the credit markets, and lower net appreciation of portfolio investments in other sectors as compared with the prior year.

LP Capital deployed totaled $2.33 billion for the quarter ended December 31, 2007 compared with $3.36 billion a year ago.

Real Estate

Full Year

Real Estate reported 2007 revenues of $1.30 billion, up 48% from 2006 revenues of $878.5 million, driven by growth in Management Fees of $306.6 million. This growth in Management Fees was attributable to increases in both Transaction and Other Fees and Base Management Fees. The increase in Transaction and Other Fees of $207.6 million was largely related to the acquisitions of Hilton Hotels and Equity Office Properties Trust during 2007. Base Management Fee growth of $101.3 million was principally attributable to $10.11 billion of third-party capital raised for Blackstone Real Estate Partners VI, a new fund which commenced in February 2007. Additionally, Performance Fees and Allocations increased $80.7 million due to increases in the value of underlying fund investments compared to the prior year, primarily from accretive sales from existing office portfolios. Overall, for 2007, the net value of the underlying portfolio investments increased by approximately 35% as compared to an increase in net value of approximately 85% in 2006. The 2007 weighted-average base on which this increase was calculated was approximately three times greater than the comparable base in 2006.

Weighted-Average Fee-Earning Assets Under Management for the year totaled $16.53 billion compared with $8.98 billion in 2006 due mainly to funds raised for the Blackstone Real Estate Partners VI fund.

LP capital deployed in 2007 totaled $8.17 billion, up from $3.13 billion from last year.

Fourth Quarter

For the quarter ended December 31, 2007, Real Estate generated revenues of $113.5 million, down 75% from the fourth quarter 2006 revenues of $460.9 million. During the quarter ended December 31, 2007, Performance Fees and Allocations and Investment Income and Other decreased as compared to 2006 due to a decrease in value of certain of Blackstone’s investments in some sectors as compared with an increase in the prior year. Management Fees grew by $88.8 million year over year, due to increases in Base Management Fees and Transaction and Other Fees. Transaction and Other Fees grew by $60.8 million from the same period last year due to the Hilton Hotels acquisition. Base Management Fees increased $29.8 million reflecting growth in Weighted-Average Fee-Earning Assets Under Management to $18.23 billion compared with $8.95 billion a year ago.

LP capital deployed in the quarter ended December 31, 2007 totaled $4.04 billion, up from $896.0 million last year, highlighted by the acquisition of Hilton Hotels Corporation.

Marketable Alternative Asset Management (MAAM)

Full Year

Marketable Alternative Asset Management reported record 2007 revenues of $628.0 million, an increase of 97% from 2006 revenues of $318.8 million, reflecting growth in Management Fees, Performance Fees and Allocations and Investment Income and Other. The increase in Management fees was driven by a $14.89 billion or 61% increase in Fee-Earning Assets Under Management attributable to significant inflows from institutional investors on new and existing funds. The growth in Performance Fees and Allocations and Investment Income and Other was driven by net appreciation of the portfolio due to favorable investment performance.

Fourth Quarter

MAAM achieved fourth quarter revenues of $178.2 million, an increase of 36% from the same period in 2006, reflecting an increase in Management Fees and Investment Income and Other earned in the funds of hedge funds, certain proprietary hedge funds and closed-end mutual funds. Favorable revenue growth was the result of an increase in fund flows and investment performance in certain of the funds. Performance Fees and Allocations declined in certain proprietary hedge funds as compared to the prior year. MAAM includes hedge funds investing across several asset classes, geographies and investment styles and therefore is not tied to any one market or the direction of those markets.

Weighted-Average Fee-Earning Assets Under Management in the quarter ended December 31, 2007 totaled $38.49 billion compared with $24.12 billion last year.

Financial Advisory

Full Year

Financial Advisory reported 2007 revenues of $367.7 million in 2007, an increase of 41% from 2006 revenues of $260.3 million, primarily reflecting continued growth in Blackstone’s fund placement capital raising for alternative assets businesses as well as an increase in revenues in the restructuring and reorganization advisory business. Revenues in the corporate and mergers and acquisitions advisory business were lower than the prior year as transaction activity began to decline in the second half of 2007.

Fourth Quarter

Revenues rose 7% to $90.6 million in the fourth quarter ended December 31, 2007 compared to the same period in 2006, primarily reflecting favorable trends in the fund placement capital raising for alternative assets and an increase in revenues within the restructuring and reorganization advisory business offset somewhat by a decrease in revenues in the corporate and mergers and acquisitions advisory business.

CAPITAL

For economic net income purposes, the weighted-average fully diluted unit count at period end was 1,121 million units (the “Adjusted Units”) and the total outstanding units entitled to cash distributions were 1,090 million units.

DISTRIBUTION

The Blackstone Group L.P. is pleased to declare a quarterly distribution of $0.30 per common unit payable to record holders of common units at the close of business on March 31, 2008. This distribution will be paid on April 11, 2008. In addition, Blackstone reaffirms its intention to make priority distributions to its public common unitholders of $1.20 per common unit per year through 2009, to be paid quarterly. These distribution amounts differ from Blackstone’s earnings/loss per unit.

# # #

Blackstone will host a conference call on March 10, 2008 at 11:00 a.m. EDT to discuss full year and fourth quarter 2007 results. The conference call can be accessed by dialing (888) 680-0890 (U.S. domestic) and (617) 213-4857 (international) pass code 48601691. Additionally the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or (617) 801-6888 (international) pass code number 97601518, beginning approximately two hours after the event.

About The Blackstone Group

The Blackstone Group L.P. is a leading global alternative asset manager and provider of financial advisory services. Its alternative asset management businesses include the management of corporate private equity funds, real estate funds, funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and closed-end mutual funds. The Blackstone Group L.P. also provides various financial advisory services, including corporate and mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Investor Relations Contact:

Joan Solotar

The Blackstone Group

Tel: +1 212 583 5068

solotar@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 212 583 5871

rose@blackstone.com

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in the prospectus dated June 21, 2007, filed with the SEC in accordance with Rule 424(b) of the Securities Act on June 25, 2007, as such factors may be updated from time to time in periodic filings with the SEC (including Blackstone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the prospectus. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone fund.

THE BLACKSTONE GROUP L.P.

Consolidated and Combined Statements of Income

(Dollars in Thousands)

	Year Ended
	December 31, 2007	December 31, 2006	% Variance
Revenues
Management and Advisory Fees	$1,566,047	$1,077,139	45%
Performance Fees and Allocations	1,125,053	1,267,764	(11%)
Investment Income and Other	359,048	272,526	32%

Total Revenues	3,050,148	2,617,429	17%

Expenses
Compensation and Benefits (1)	2,256,647	250,067	802%
Interest	32,080	36,932	(13%)
General, Administrative and Other (1)	324,200	122,395	165%
Fund Expenses	151,917	143,695	6%

Total Expenses	2,764,844	553,089	400%

Other Income
Net Gains from Fund Investment Activities	5,423,132	6,090,145	(11%)

Income Before Non-Controlling Interests in Income of Consolidated Entities and Provision for Taxes	5,708,436	8,154,485	(30%)
Non-Controlling Interests in Income of Consolidated Entities	4,059,221	5,856,345	(31%)

Income Before Provision for Taxes	1,649,215	2,298,140	(28%)
Provision for Taxes	25,978	31,934	(19%)

Net Income (1)	$1,623,237	$2,266,206	(28%)

(1) Non-cash charges included above were:
Compensation and Benefits - amortization of equity-based compensation arising from transaction related unit awards	$1,765,188
General, Administrative and Other - amortization of intangibles	117,607

	$1,882,795

Note:	Please see the Annual Report on Form 10-K of The Blackstone Group L.P. for the year ended December 31, 2007 for the net loss and net loss per common unit for the period June 19, 2007 (date of reorganization) through December 31, 2007.

THE BLACKSTONE GROUP L.P.

Consolidated and Combined Statements of Income

(Dollars in Thousands)

	Quarter Ended
	December 31, 2007	December 31, 2006	% Variance
Revenues
Management and Advisory Fees	$447,506	$351,641	27%
Performance Fees and Allocations	(141,780)	776,318	(118%)
Investment Income and Other	39,240	147,877	(73%)

Total Revenues	344,966	1,275,836	(73%)

Expenses
Compensation and Benefits (1)	902,175	79,194	1039%
Interest	3,519	9,484	(63%)
General, Administrative and Other (1)	133,567	47,837	179%
Fund Expenses	25,469	46,346	(45%)

Total Expenses	1,064,730	182,861	482%

Other Income
Net Gains from Fund Investment Activities	16,423	3,867,600	(100%)

Income (Loss) Before Non-Controlling Interests in Income of Consolidated Entities and Provision for Taxes	(703,341)	4,960,575	(114%)
Non-Controlling Interests in Income (Loss) of Consolidated Entities	(541,918)	3,771,762	(114%)

Income (Loss) Before Provision for Taxes	(161,423)	1,188,813	(114%)
Provision for Taxes	8,577	6,373	35%

Net Income (Loss) (1)	$(170,000)	$1,182,440	(114%)

(1) Non-cash charges related charges included above were:
Compensation and Benefits - amortization of equity-based compensation arising from transaction related unit awards	$781,553
General, Administrative and Other - amortization of intangibles	55,203

	$836,756

Note:	Please see the Annual Report on Form 10-K of The Blackstone Group L.P. for the year ended December 31, 2007 for the net loss and net loss per common unit for the quarter ended December 31, 2007.

THE BLACKSTONE GROUP L.P.

Consolidated and Combined Statements of Financial Condition

(Dollars in Thousands, Except Unit Data)

	December 31, 2007	December 31, 2006
Assets
Cash and Cash Equivalents	$868,629	$129,443
Cash Held by Blackstone Funds	163,696	810,725
Investments, at Fair Value	7,145,156	31,263,573
Accounts Receivable	213,086	594,498
Due from Brokers	812,250	398,196
Investment Subscriptions Paid in Advance	36,698	280,917
Due from Affiliates	855,854	318,892
Other Assets	99,366	88,772
Intangible Assets	604,681	—
Goodwill	1,597,474	—
Deferred Tax Assets	777,310	6,028

Total Assets	$13,174,200	$33,891,044

Liabilities and Partners’ Capital
Loans Payable	$130,389	$975,981
Amounts Due to Non-Controlling Interest Holders	269,901	647,418
Securities Sold, Not Yet Purchased	1,196,858	422,788
Due to Affiliates	831,609	103,428
Accrued Compensation and Benefits	188,997	66,301
Accounts Payable, Accrued Expenses and Other Liabilities	250,445	157,355

Total Liabilities	2,868,199	2,373,271

Commitments and Contingencies
Non-Controlling Interests in Consolidated Entities	6,079,156	28,794,894

Partners’ Capital
Partners’ Capital	4,226,500	2,712,605
Accumulated Other Comprehensive Income	345	10,274

Total Partners’ Capital	4,226,845	2,722,879

Total Liabilities and Partners’ Capital	$13,174,200	$33,891,044

Note - The decrease in Investments, at Fair Value and Non-Controlling Interests in Consolidated Entities resulted principally from the reorganization and the deconsolidation of certain Blackstone funds as more fully described in Blackstone’s Annual Report on Form 10-K filed with the SEC.

THE BLACKSTONE GROUP L.P.

Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

The tables below detail Blackstone’s Pro Forma Adjusted Economic Net Income for each of the periods presented except for the quarters ended September 30, 2007 and December 31, 2007 which present Economic Net Income. The reconciliation of Pro Forma Adjusted Economic Net Income to Economic Net Income, Reportable Segments can be found in the table titled “Reconciliation of Pro Forma Adjusted Economic Net Income to Economic Net Income, Reportable Segments” included elsewhere in this release.

	Quarter Ended					Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Full Year 2006	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	Full Year 2007
	Pro Forma Adjusted					Pro Forma Adjusted				Pro Forma Adjusted
Corporate Private Equity
Revenues
Management Fees
Base Management Fees	$50,374	$60,245	$58,188	$53,701	$222,508	$58,861	$62,857	$66,388	$66,735	$254,841
Transaction and Other Fees	33,605	51,950	29,627	84,271	199,453	9,129	56,044	48,711	64,188	178,072
Management Fee Offsets (a)	(5,549)	(4,040)	(4,038)	(4,040)	(17,667)	(8,231)	(12,634)	(20,892)	(23,278)	(65,035)

Total Management Fees	78,430	108,155	83,777	133,932	404,294	59,759	106,267	94,207	107,645	367,878
Performance Fees and Allocations	71,221	25,930	55,900	319,459	472,510	122,934	230,424	109,051	(124,461)	337,948
Investment Income and Other	33,143	(4,577)	13,628	80,433	122,627	26,212	63,782	24,032	1,429	115,455

Total Segment Revenues	182,794	129,508	153,305	533,824	999,431	208,905	400,473	227,290	(15,387)	821,281

Expenses
Compensation and Benefits	35,434	43,217	42,521	102,165	223,337	33,383	44,782	56,319	(1,797)	132,687
Other Operating Expenses	6,266	10,170	12,820	12,161	41,417	8,778	14,792	22,798	23,603	69,971

Total Segment Expenses	41,700	53,387	55,341	114,326	264,754	42,161	59,574	79,117	21,806	202,658

Economic Net Income	$141,094	$76,121	$97,964	$419,498	$734,677	$166,744	$340,899	$148,173	$(37,193)	$618,623

Real Estate
Revenues
Management Fees
Base Management Fees	$31,734	$33,622	$31,384	$31,301	$128,041	$37,450	$59,876	$70,964	$61,053	$229,343
Transaction and Other Fees	29,166	23,666	44,105	47,602	144,539	209,451	19,748	14,540	108,400	352,139
Management Fee Offsets	(3,452)	(3,442)	(2,557)	—	(9,451)	—	(693)	(9,281)	(1,743)	(11,717)

Total Management Fees	57,448	53,846	72,932	78,903	263,129	246,901	78,931	76,223	167,710	569,765
Performance Fees and Allocations	52,384	29,039	110,589	326,738	518,750	457,360	152,681	28,479	(39,062)	599,458
Investment Income and Other	18,994	7,164	15,192	55,294	96,644	62,511	83,501	4,398	(15,145)	135,265

Total Segment Revenues	128,826	90,049	198,713	460,935	878,523	766,772	315,113	109,100	113,503	1,304,488

Expenses
Compensation and Benefits	28,715	26,576	43,292	72,234	170,817	98,523	36,486	39,325	65,416	239,750
Other Operating Expenses	5,637	6,510	(1,554)	12,676	23,269	4,735	5,539	12,639	27,577	50,490

Total Segment Expenses	34,352	33,086	41,738	84,910	194,086	103,258	42,025	51,964	92,993	290,240

Economic Net Income	$94,474	$56,963	$156,975	$376,025	$684,437	$663,514	$273,088	$57,136	$20,510	$1,014,248

(a)	Primarily broken deal expenses.

continued…

THE BLACKSTONE GROUP L.P.

Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Ended					Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Full Year 2006	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	Full Year 2007
	Pro Forma Adjusted					Pro Forma Adjusted				Pro Forma Adjusted
Marketable Alternative Asset Management
Revenues
Management Fees
Base Management Fees	$38,644	$42,459	$42,054	$58,656	$181,813	$61,097	$74,413	$87,999	$92,795	$316,304
Transaction and Other Fees	1,743	931	1,161	2,746	6,581	1,872	1,189	1,695	1,876	6,632

Total Management Fees	40,387	43,390	43,215	61,402	188,394	62,969	75,602	89,694	94,671	322,936
Performance Fees and Allocations	24,246	(7,737)	7,729	41,542	65,780	68,061	61,906	2,521	24,094	156,582
Investment Income and Other	24,473	(3,181)	15,553	27,829	64,674	25,259	31,138	32,658	59,423	148,478

Total Segment Revenues	89,106	32,472	66,497	130,773	318,848	156,289	168,646	124,873	178,188	627,996

Expenses
Compensation and Benefits	28,339	21,106	38,552	44,627	132,624	59,374	78,268	34,006	45,692	217,340
Other Operating Expenses	5,303	7,937	8,392	16,356	37,988	8,899	13,511	17,779	22,205	62,394

Total Segment Expenses	33,642	29,043	46,944	60,983	170,612	68,273	91,779	51,785	67,897	279,734

Economic Net Income	$55,464	$3,429	$19,553	$69,790	$148,236	$88,016	$76,867	$73,088	$110,291	$348,262

Financial Advisory
Revenues
Advisory Fees	$38,413	$83,005	$51,549	$83,945	$256,912	$92,528	$97,517	$81,910	$88,330	$360,285
Investment Income and Other	616	755	1,008	1,029	3,408	1,684	1,034	2,354	2,302	7,374

Total Segment Revenues	39,029	83,760	52,557	84,974	260,320	94,212	98,551	84,264	90,632	367,659

Expenses
Compensation and Benefits	24,847	26,042	31,686	48,065	130,640	48,985	46,794	50,020	44,363	190,162
Other Operating Expenses	2,977	6,186	4,396	7,325	20,884	5,722	7,000	13,483	11,711	37,916

Total Segment Expenses	27,824	32,228	36,082	55,390	151,524	54,707	53,794	63,503	56,074	228,078

Economic Net Income	$11,205	$51,532	$16,475	$29,584	$108,796	$39,505	$44,757	$20,761	$34,558	$139,581

continued…

THE BLACKSTONE GROUP L.P.

Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Ended					Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Full Year 2006	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	Full Year 2007
	Pro Forma Adjusted					Pro Forma Adjusted				Pro Forma Adjusted
Economic Net Income Recap
Revenues
Management Fees
Base Management Fees	$159,165	$219,331	$183,175	$227,603	$789,274	$249,936	$294,663	$307,261	$308,913	$1,160,773
Transaction and Other Fees	64,514	76,547	74,893	134,619	350,573	220,452	76,981	64,946	174,464	536,843
Management Fee Offsets	(9,001)	(7,482)	(6,595)	(4,040)	(27,118)	(8,231)	(13,327)	(30,173)	(25,021)	(76,752)

Total Management Fees	214,678	288,396	251,473	358,182	1,112,729	462,157	358,317	342,034	458,356	1,620,864
Performance Fees and Allocations	147,851	47,232	174,218	687,739	1,057,040	648,355	445,011	140,051	(139,429)	1,093,988
Investment Income and Other	77,226	161	45,381	164,585	287,353	115,666	179,455	63,442	48,009	406,572

Total Segment Revenues	439,755	335,789	471,072	1,210,506	2,457,122	1,226,178	982,783	545,527	366,936	3,121,424

Expenses
Compensation and Benefits	117,335	116,941	156,051	267,091	657,418	240,265	206,330	179,670	153,674	779,939
Other Operating Expenses	20,183	30,803	24,054	48,518	123,558	28,134	40,842	66,699	85,096	220,771

Total Segment Expenses	137,518	147,744	180,105	315,609	780,976	268,399	247,172	246,369	238,770	1,000,710

Total Economic Net Income	$302,237	$188,045	$290,967	$894,897	$1,676,146	$957,779	$735,611	$299,158	$128,166	$2,120,714

THE BLACKSTONE GROUP L.P.

Reconciliation of Pro Forma Adjusted Economic Net Income to Economic Net Income, Reportable Segments

(Dollars in Thousands)

The following table reconciles Pro Forma Adjusted Economic Net Income to Economic Net Income, Reportable Segments. The reconciliation of Economic Net Income, Total Reportable Segments to GAAP Income Before Provision for Taxes is included in the footnotes to Blackstone’s audited financial statements for the years ended December 31, 2007 and 2006 included in the Annual Report on Form 10-K filed with the SEC. The reconciliations of Economic Net Income, Reportable Segments for the quarterly periods ended March 31, 2007 and 2006 are included in the Registration Statement filed in connection with Blackstone’s initial public offering. The reconciliations of Economic Net Income, Reportable Segments for the quarterly periods ended June 30, 2007 and 2006 and September 30, 2007 and 2006, respectively, are included in the Quarterly Reports filed on Form 10-Q with the SEC.

	Quarter Ended					Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Full Year 2006	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	Full Year 2007
	Pro Forma Adjusted					Pro Forma Adjusted				Pro Forma Adjusted
Economic Net Income	$302,237	$188,045	$290,967	$894,897	$1,676,146	$957,779	$735,611	$299,158	$128,166	$2,120,714
Pro Forma Adjustments:
Addition of Non-contributed Entities (a)	133,791	(1,914)	3,711	114,820	250,408	38,332	30,774	—	—	69,106
Decrease in Compensation Expense (b)	64,486	60,274	94,698	187,893	407,351	161,057	94,369	—	—	255,426
Addition of Interest Expense (c)	(7,487)	(12,692)	(6,788)	(8,798)	(35,765)	(11,121)	(15,177)	—	—	(26,298)

Economic Net Income, Reportable Segments	$493,027	$233,713	$382,588	$1,188,812	$2,298,140	$1,146,047	$845,577	$299,158	$128,166	$2,418,948

(a)	Represent adjustments to add back revenues and expenses of the businesses that were not contributed as part of the reorganization.

(b)	Represent adjustments to add back expenses related to employee compensation and profit sharing arrangements that were not effective prior to the reorganization.

(c)	Represent adjustments to add back interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering as of January 1, 2006.

THE BLACKSTONE GROUP L.P.

Reconciliation of Net Cash Flow Used in Operating Activities to Pro Forma Adjusted Cash Flow

from Operations and of GAAP Weighted-Average Common Units Outstanding - Diluted to

Economic Net Income Adjusted Units - Diluted

(Dollars in Thousands)

The following table provides a reconciliation of Blackstone’s Net Cash Flows Used in Operating Activities to Blackstone’s Adjusted Cash Flow from Operations and Pro Forma Adjusted Cash Flow from Operations. Adjusted Cash Flow from Operations is a supplemental measure of liquidity to assess liquidity and amounts available for distributions to Blackstone unit holders, including Blackstone personnel.

	Year Ended December 31,
	2007	2006
Net Cash Used in Operating Activities	$(850,296)	$(4,396,614)
Changes in Operating Assets and Liabilities	188,582	1,154,680
Blackstone Funds Related Investment Activities	1,699,433	3,776,325
Net Realized Gains on Investments	3,800,137	5,054,995
Non-Controlling Interests in Income of Consolidated Entities	(1,521,303)	(3,950,664)
Realized Gains - Blackstone Funds	87,373	28,687

Adjusted Cash Flow from Operations	3,403,926	1,667,409
Pro Forma Cash Flow from Operations - Adjustments (a)
Elimination of Non-Contributed Entities (b)	(46,523)	(134,442)
Increase in Compensation Expense (c)	(255,426)	(315,573)
Interests Held by Blackstone Holdings Limited Partners (d)	(1,080,015)	—
Eliminate Interest Expense (e)	26,302	35,767
Realized Gains - Blackstone Funds	(275,333)	60,828
Incremental Cash Tax Effect (f)	(256,327)	(216,712)

Pro Forma Adjusted Cash Flow from Operations	$1,516,604	$1,097,277

(a)	Pro Forma Adjusted Cash Flow from Operations is based upon historical results of operations and gives effect to the pre-initial public offering reorganization and the initial public offering as if they were completed as of January 1, 2006. These pro forma adjustments are consistent with Rule 11.01 of Regulation S–X.

(b)	Represent adjustments to eliminate from Pro Forma Adjusted Cash Flow from Operations the cash flows of the businesses that were not contributed as part of the reorganization.

(c)	Represent adjustments to reflect in Pro Forma Adjusted Cash Flow from Operations the cash portion of expenses related to employee compensation that were not effective prior to the reorganization as well as vested carried interest for departed partners.

(d)	Represents an adjustment to add back net income (loss) allocable to interest holders of Blackstone Holdings Limited Partners after the Reorganization recorded as Non-Controlling Interests.

(e)	Represent adjustments to eliminate interest expense in Pro Forma Adjusted Cash Flow from Operations on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering.

(f)	Represent the provisions for and/or adjustments to income taxes that were calculated using the same methodology applied in calculating such amounts for the period after the reorganization.

The following table provides a reconciliation of Blackstone’s GAAP Weighted-Average Common Units Outstanding - Diluted to Weighted-Average Economic Net Income Adjusted Units - Diluted.

Year Ended December 31, 2007
GAAP Weighted-Average Common Units Outstanding - Diluted	259,979,606
Adjustments:
Weighted-Average Partnership Units Outstanding	827,151,349
Weighted-Average Unvested Deferred Restricted Common Units Outstanding	34,108,113

Weighted-Average Economic Net Income Adjusted Units - Diluted	1,121,239,068

THE BLACKSTONE GROUP L.P.

Supplemental Metrics

(Dollars in Thousands)

	As of and for the Quarter Ended
	December 31, 2007	December 31, 2006	% Variance
Total Assets Under Management (End of Period)
Corporate Private Equity	$31,802,951	$29,808,110	7%
Real Estate	26,128,049	12,796,999	104%
MAAM	44,496,372	26,907,093	65%

	$102,427,372	$69,512,202	47%

Fee-Earning Assets Under Management (End of Period) (a)
Corporate Private Equity	$25,040,513	$21,122,326	19%
Real Estate	18,637,673	9,084,168	105%
MAAM	39,474,067	24,588,966	61%

	$83,152,253	$54,795,460	52%

Weighted-Average Fee-Earning Assets Under Management (For the Quarter Ended) (a)
Corporate Private Equity	$24,901,101	$20,027,537	24%
Real Estate	18,233,924	8,951,437	104%
MAAM	38,490,788	24,124,955	60%

	$81,625,813	$53,103,929	54%

Weighted-Average Fee-Earning Assets Under Management (Year to Date Period Ended) (a)
Corporate Private Equity	$23,725,437	$20,070,331	18%
Real Estate	16,527,761	8,984,748	84%
MAAM	33,438,382	19,978,875	67%

	$73,691,580	$49,033,954	50%

Limited Partner Capital Deployed (For the Quarter Ended)
Corporate Private Equity	$2,333,634	$3,360,308	(31%)
Real Estate	4,042,777	896,048	351%

	$6,376,411	$4,256,356	50%

Limited Partner Capital Deployed (Year to Date Period Ended)
Corporate Private Equity	$6,331,304	$7,549,449	(16%)
Real Estate	8,171,854	3,130,945	161%

	$14,503,158	$10,680,394	36%

Fund Level Unrealized Value (b) (End of Period)
Corporate Private Equity
Cost	$14,581,039	$10,249,575	42%

Unrealized Value	$17,513,072	$13,817,216	27%

Real Estate
Cost	$9,856,050	$3,817,038	158%

Unrealized Value	$14,243,289	$6,793,739	110%

(a)	Excludes unrealized values which Blackstone is entitled to receive in carried interest.

(b)	Cost and unrealized value represents the cost of those fund investments and related unrealized value on which Blackstone is entitled to receive carried interest when a fund achieves cumulative investment returns in excess of a specified rate.